Exhibit 99.1


                   [LETTERHEAD OF UNITED NATURAL FOODS, INC.]


IMMEDIATE RELEASE
November 21, 2006

               UNITED NATURAL FOODS ANNOUNCES DILUTED EPS OF $0.29
     AND RECORD REVENUE OF $646 MILLION FOR THE FIRST QUARTER OF FISCAL 2007

         Reports 12.3% increase in comparable net sales over prior year

Dayville, Connecticut - November 21, 2006 -- United Natural Foods, Inc. (Nasdaq:
UNFI) (the "Company") today reported net sales for the first quarter of fiscal 2007, ended October 28, 2006, of $646.4 million, an increase of $70.8 million, or 12.3%, from the $575.6 million recorded in the first quarter of fiscal 2006.

The Company reported net income of $12.4 million, or $0.29 per diluted share, for the first quarter of fiscal 2007. Net income for the first quarter of fiscal 2006, excluding special items, was $10.3 million, or $0.24 per diluted share. Net income for the first quarter of fiscal 2006, including special items, was $7.7 million, or $0.18 per diluted share. There were no special items for the first quarter of fiscal 2007.

In the quarter ended October 28, 2006, the Company recorded share-based compensation expense of $1.0 million in accordance with Statement of Financial Accounting Standard No. 123R, Share-Based Payment. Operating expenses during the quarter were negatively impacted by an operating loss of $0.6 million related to its Greenwood, Indiana location of the Company's Albert's Organics division. As a result, the Company closed this facility and began serving this market from the Albert's Organics' Minneapolis, Minnesota facility, effective October 31, 2006.

In addition, the Company is pleased to announce that Whole Foods Market Distribution, Inc. (Nasdaq: WFMI) has recently signed an amendment to the seven-year primary distribution agreement announced in October 2006 between the Company and Whole Foods Market Distribution, Inc. Under the amendment, the Company has been named the primary wholesale natural grocery distributor to the Southern Pacific region of Whole Foods Market, Inc. ("Whole Foods Market"), which includes Southern California, Arizona and Southern Nevada. The Company expects to transition this new business during January 2007. When the new Whole Foods Market business is combined with other business gained during the 2007 first quarter, the Company expects to generate incremental revenues of approximately $47.0 to $52.0 million during fiscal 2007, and approximately $95.0 to $105.0 million on an annualized basis.

"We are quite pleased with our results for the first quarter, and have confidence in our ability to continue to execute our sales and operating strategies throughout the rest of fiscal 2007" said Michael Funk, Chief Executive Officer. "Sales growth in our supermarket channel continues to be quite strong. Coupled with our expanded Whole Foods relationship in the Southern Pacific region of the United States and a strong pipeline of new Whole Foods stores expected to open in the near future, we expect to realize continued sales momentum in this business channel."

Mr. Funk added, "Over the next twelve to twenty-one months, we look forward to further building out our infrastructure by opening new facilities in the Pacific Northwest, Florida and Texas markets, which we originally announced back in August. These new facilities will significantly reduce our annual miles traveled in those regions. In addition, we plan to continue to move forward with our installation of warehouse technologies in our existing facilities. Combined with our commitment to increase sales of our branded products to 5% of revenues by the end of fiscal 2008, we remain optimistic regarding our future growth prospects."

For the first quarter of fiscal 2006, ended October 29, 2005, share-based compensation negatively impacted earnings by $2.5 million including special items, or $1.5 million excluding special items. Special items in the first quarter of fiscal 2006 consisted of incremental and redundant costs incurred during the transition from our former warehouses and outside storage facility in Auburn, California into our new larger facility in Rocklin, California, certain incremental costs associated with the opening of our new Greenwood, Indiana facility and non-recurring cash and non-cash expenses incurred in accordance with the employment transition agreement we entered into during the quarter with our former President and Chief Executive Officer.

The following table details the amounts and effect of special items and a reconciliation of net income and per share amounts, excluding special items (non-GAAP basis), to net income and per share amounts, including special items (GAAP basis), for the first quarter of fiscal 2006:

------------------------------------------------------------------------------------------------
Quarter Ended October 29, 2005                            Pretax                    Per diluted
(in thousands, except per share data)                     Income     Net of Tax        share
                                                          ------     ----------        -----

Income, excluding special items:                          $16,646      $10,320          $0.24*

Special items - (Expense)
Employment transition agreement costs
(included in operating expenses)                           (3,512)      (2,177)         (0.05)
Rocklin, CA facility relocation costs (included
in operating expenses)                                       (672)        (416)         (0.01)
Greenwood, IN facility openings costs
(included in operating expenses)                              (92)         (57)         (0.00)

------------------------------------------------------------------------------------------------
Income, including special items:                          $12,371*      $7,670          $0.18
================================================================================================
    * Total reflects rounding.

All non-GAAP numbers have been adjusted to exclude special items. A reconciliation of specific adjustments to GAAP results for the quarter ended October 29, 2005 is included in the financial table shown above. A description of the Company's use of non-GAAP information is provided under "Non-GAAP Results" below.

Conference Call

Management will conduct a conference call and audio webcast at 11:00 a.m. EST on November 21, 2006 to review the Company's quarterly results, market trends and future outlook. The conference call dial-in number is (303) 205-0033. An audio webcast of the conference call will be available to the public, on a listen-only basis, via the Internet at www.earnings.com or at the Investor Relations section of the Company's website at www.unfi.com. Please allow extra time prior to the call to visit the site and download the necessary software to listen to the Internet broadcast. The online archive of the webcast will be available for 30 days.

About United Natural Foods

United Natural Foods, Inc. carries and distributes more than 40,000 products to more than 18,000 customers nationwide. The Company serves a wide variety of retail formats including conventional supermarket chains, natural product superstores, independent retail operators and the food service channel. United Natural Foods, Inc. was ranked by Forbes in 2005 as one of the "Best Managed Companies in America," ranked by Fortune in 2006 as one of its "Most Admired Companies," and ranked by Business Ethics as one of its "100 Best Corporate Citizens for 2006." For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

                             Financial Tables Follow


For more information on United Natural Foods, Inc., visit the Company's website at www.unfi.com.

AT THE COMPANY:                             FINANCIAL RELATIONS BOARD
--------------------------------------------------------------------------------
Mark Shamber                                Joseph Calabrese
Chief Financial Officer                     General Information
(860) 779-2800                              (212) 827-3772

"Safe Harbor" Statement under the Private Securities Litigation Reform Act of 1995: Statements in this press release regarding the Company's business that are not historical facts are "forward-looking statements" that involve risks and uncertainties. For a discussion of such risks and uncertainties, which could cause actual results to differ from those contained in the forward-looking statements, including but not limited to general business conditions, the impact of competition and our dependence on principal customers, see "Risk Factors" in the Company's annual report on Form 10-K filed with the Commission on October 11, 2006, and its other filings under the Securities Exchange Act of 1934, as amended. Any forward-looking statements are made pursuant to the Private Securities Litigation Reform Act of 1995 and, as such, speak only as of the date made. The Company is not undertaking to update any information in the foregoing reports until the effective date of its future reports required by applicable laws. Any projections of future results of operations should not be construed in any manner as a guarantee that such results will in fact occur. These projections are subject to change and could differ materially from final reported results. The Company may from time to time update these publicly announced projections, but it is not obligated to do so.

Non-GAAP Results: To supplement its financial statements presented on U.S. generally accepted accounting principles ("GAAP") basis, the Company uses non-GAAP additional measures of operating results, net income and earnings per share adjusted to exclude special charges. The Company believes that the use of these additional measures is appropriate to enhance an overall understanding of its past financial performance and also its prospects for the future as these special charges are not expected to be part of the Company's ongoing business. The adjustments to the Company's GAAP results are made with the intent of providing both management and investors with a more complete understanding of the underlying operational results and trends and its marketplace performance. For example, these adjusted non-GAAP results are among the primary indicators management uses as a basis for its planning and forecasting of future periods. The presentation of this additional information is not meant to be considered in isolation or as a substitute for net earnings or diluted earnings per share prepared in accordance with GAAP. A comparison and reconciliation from non-GAAP to GAAP results is included in the tables within this release.

                           UNITED NATURAL FOODS, INC.
                  CONSOLIDATED STATEMENTS OF INCOME (Unaudited)
                      (In thousands, except per share data)

                                                           Quarter ended
                                                     --------------------------
                                                     October 28,    October 29,
                                                        2006           2005
                                                     -----------    -----------

Net sales                                            $   646,433    $   575,641
Cost of sales                                            522,861        465,374
                                                     -----------    -----------
                 Gross profit                            123,572        110,267
                                                     -----------    -----------

Operating expenses                                       100,281         95,513
Amortization of intangibles                                  151            145
                                                     -----------    -----------
                 Total operating expenses                100,432         95,658
                                                     -----------    -----------

                 Operating income                         23,140         14,609
                                                     -----------    -----------

Other expense (income):
         Interest expense                                  2,911          2,367
         Interest income                                    (114)           (68)
         Other, net                                          (28)           (61)
                                                     -----------    -----------
                 Total other expense                       2,769          2,238
                                                     -----------    -----------

                 Income before income taxes               20,371         12,371

Provision for income taxes                                 7,945          4,701
                                                     -----------    -----------

                 Net income                          $    12,426    $     7,670
                                                     ===========    ===========

Per share data - basic:
                 Net income                          $      0.29    $      0.19
                                                     ===========    ===========

Weighted average basic shares of common stock             42,147         41,334
                                                     ===========    ===========

Per share data - diluted:
                 Net income                          $      0.29    $      0.18
                                                     ===========    ===========

Weighted average diluted shares of common stock           42,599         42,150
                                                     ===========    ===========

                           UNITED NATURAL FOODS, INC.
                     CONSOLIDATED BALANCE SHEETS (Unaudited)
                                 (In thousands)

                                                                             October 28,     July 29,
                                                                                2006           2006
                                                                             -----------    -----------
ASSETS
Current assets:
    Cash and cash equivalents                                                $     8,416    $    20,054
    Accounts receivable, net                                                     164,476        147,686
    Notes receivable, trade, net                                                   1,251          1,254
    Inventories                                                                  300,214        257,259
    Prepaid expenses and other current assets                                     14,856         12,596
    Deferred income taxes                                                         10,911         10,911
                                                                             -----------    -----------
       Total current assets                                                      500,124        449,760

Property & equipment, net                                                        163,579        163,247

Other assets:
    Goodwill                                                                      78,044         78,016
    Notes receivable, trade, net                                                   2,499          2,760
    Intangible assets, net                                                           214            251
    Other                                                                          9,615          6,561
                                                                             -----------    -----------

       Total assets                                                          $   754,075    $   700,595
                                                                             ===========    ===========

LIABILITIES AND STOCKHOLDERS' EQUITY
Current liabilities:
    Accounts payable                                                         $   138,691    $   102,146
    Notes payable                                                                118,001        125,005
    Accrued expenses and other current liabilities                                36,236         34,245
    Current portion of long-term debt                                              5,675          5,433
                                                                             -----------    -----------
       Total current liabilities                                                 298,603        266,829

Long-term debt, excluding current portion                                         68,083         59,716
Deferred income taxes                                                              8,586          9,693
Other long-term liabilities                                                          658            883
                                                                             -----------    -----------
       Total liabilities                                                         375,930        337,121
                                                                             -----------    -----------

Commitments and contingencies

Stockholders' equity:
  Preferred stock, $0.01 par value, authorized 5,000 shares at October 28,
    2006 and July 29, 2006; none issued and outstanding                               --             --
  Common stock, $0.01 par value, authorized 50,000 shares; 42,628 issued and 42,399 outstanding shares at October 28, 2006; 42,477 issued and
    42,248 outstanding shares at July 29, 2006                                       426            425
  Additional paid-in capital                                                     153,819        149,840
  Unallocated shares of Employee Stock Ownership Plan                             (1,339)        (1,380)
  Treasury stock                                                                  (6,092)        (6,092)
  Accumulated other comprehensive (loss) income                                     (729)         1,047
  Retained earnings                                                              232,060        219,634
                                                                             -----------    -----------
     Total stockholders' equity                                                  378,145        363,474
                                                                             -----------    -----------

Total liabilities and stockholders' equity                                   $   754,075    $   700,595
                                                                             ===========    ===========

                           UNITED NATURAL FOODS, INC.
                CONSOLIDATED STATEMENTS OF CASH FLOWS (Unaudited)
                                 (In thousands)

                                                                 Quarter ended
                                                           --------------------------
                                                           October 28,    October 29,
                                                               2006           2005
                                                           -----------    -----------
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income                                                 $    12,426    $     7,670
Adjustments to reconcile net income to net cash used in
  operating activities:
    Depreciation and amortization                                4,555          3,754
    Loss (gain) on disposals of property & equipment                 5             (9)
    Provision for doubtful accounts                                660            369
    Share-based compensation                                       954          2,535
 Changes in assets and liabilities, net of acquisitions:
   Accounts receivable                                         (17,450)       (17,510)
   Inventories                                                 (42,955)       (34,749)
   Prepaid expenses and other assets                            (6,585)          (625)
   Notes receivable, trade                                         264           (246)
   Accounts payable                                             30,729         30,871
   Accrued expenses and other current liabilities               (3,914)         2,189
   Income taxes payable                                          4,064             --
                                                           -----------    -----------
Net cash used in operating activities                          (17,247)        (5,751)
                                                           -----------    -----------

CASH FLOWS FROM INVESTING ACTIVITIES:
    Capital expenditures                                        (4,760)        (7,683)
    Payments for acquisitions, net of cash acquired                (28)          (517)
    Proceeds from disposals of property and equipment               19             21
                                                           -----------    -----------
Net cash used in investing activities                           (4,769)        (8,179)
                                                           -----------    -----------

CASH FLOWS FROM FINANCING ACTIVITIES:
    Proceeds from issuance of long-term debt                    10,000             --
    Net (repayments) borrowings under note payable              (7,004)        15,401
    Increase (decrease) in bank overdraft                        5,816         (5,898)
    Proceeds from exercise of stock options                      2,152          1,713
    Tax effect of stock options                                    874          1,284
    Repayments on long-term debt                                (1,458)        (1,131)
    Principal payments of capital lease obligations                 (2)          (148)
                                                           -----------    -----------
Net cash provided by financing activities                       10,378         11,221
                                                           -----------    -----------

NET DECREASE IN CASH AND CASH EQUIVALENTS                      (11,638)        (2,709)
Cash and cash equivalents at beginning of period                20,054         12,615
                                                           -----------    -----------
Cash and cash equivalents at end of period                 $     8,416    $     9,906
                                                           ===========    ===========

Supplemental disclosures of cash flow information:
  Cash paid during the period for:
    Interest, net of amounts capitalized                   $     2,996    $     2,561
                                                           ===========    ===========
    Income taxes, net of refunds                           $     2,639    $     4,470
                                                           ===========    ===========